Exhibit 99.1

DocuSign Announces Fourth Quarter and Fiscal Year 2019 Financial Results

San Francisco – March 14, 2019 – DocuSign (NASDAQ: DOCU), which offers the world’s #1 eSignature solution as part of its broader platform for automating the agreement process, today announced results for its fourth quarter and fiscal year ended January 31, 2019.

“Fiscal 2019 was an exciting first fiscal year as a public company for DocuSign. At 35% growth, we posted over $700 million in revenue for the year and achieved non-GAAP profitability for our first full year. We added another 23,000 new customers to bring our global base to 477,000. As we look to fiscal 2020, we are focused on delivering new and innovative solutions to market across the System of Agreement, growing our already-strong partner ecosystem, and continuing our relentless commitment to customer success,” said Dan Springer, CEO of DocuSign.

Fourth Quarter Financial Highlights

▪
Total revenue was $199.7 million, an increase of 34% year-over-year. Subscription revenue was $187.6 million, an increase of 37% year-over-year. Professional services and other revenue was $12.2 million, an increase of 5% year-over-year.

▪	Billings were $262.4 million, an increase of 31% year-over-year.

▪	GAAP gross margin was 74%, compared to 79% in the same period last year. Non-GAAP gross margin was 78% compared to 80% in the same period last year.

▪
GAAP net loss per basic and diluted share was $0.40 on 167 million shares outstanding compared to GAAP net loss per share of $0.20 in the fourth quarter of fiscal 2018 on 34 million shares outstanding.

▪
Non-GAAP net income per diluted share was $0.06 based on 188 million shares outstanding compared to non-GAAP net income per share of $0.01 in the fourth quarter of fiscal 2018 based on 42 million shares outstanding.

▪	Net cash provided by operating activities was $34.1 million, compared to $32.0 million in the same period last year.

▪	Free cash flow was $22.8 million compared to free cash flow of $28.7 million in the same period last year.

▪	Cash, cash equivalents, restricted cash and investments were $933.6 million at the end of the quarter.

Fiscal 2019 Financial Highlights

▪
Total revenue was $701.0 million, an increase of 35% year-over-year. Subscription revenue was $663.7 million, an increase of 37% year-over-year. Professional services and other revenue was $37.3 million, an increase of 10% year-over-year.

▪	Billings were $801.4 million, an increase of 34% year-over-year.

▪	GAAP gross margin was 73%, compared to 77% in fiscal 2018. Non-GAAP gross margin was 80% compared to 79% in fiscal 2018.

▪	GAAP net loss per basic and diluted share was $3.16 on 135 million shares outstanding compared to GAAP net loss per share of $1.66 in fiscal 2018 on 32 million shares outstanding.

▪	Non-GAAP net income per diluted share was $0.09 based on 159 million shares outstanding compared to non-GAAP net loss per share of $0.43 in fiscal 2018 based on 32 million shares outstanding.
A reconciliation of GAAP to non-GAAP financial measures has been provided in the tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures and Other Key Metrics.”

Operational and Other Financial Highlights

▪
DocuSign for Salesforce Essentials. The company announced the launch of DocuSign for Salesforce Essentials on the Salesforce AppExchange. Paired with Salesforce Essentials, the product helps small businesses accelerate the completion of agreements, ranging from quotes to contracts to sales orders and more.

▪
DocuSign for Forests Initiative. The company will commit $1.5 million this year to support organizations doing critical work to preserve the world's forests-and it plans to donate more over time. DocuSign will also invite new and existing customers to improve their environmental practices by moving more of their paper-based processes onto DocuSign. In return, the company will donate 1% of the expanded revenue to forest-protection causes.

▪
DocuSign Winter 2019 Product Release. The company announced several product updates, including a new user experience for the DocuSign app for Apple iOS devices, enhancements to the 21 CFR Part 11 module for life sciences industries regulated by the U.S. Food and Drug Administration, and accessibility enhancements for eSignature sending and signing.

Outlook

The company currently expects the following guidance:

▪	Quarter ending April 30, 2019 (in millions, except percentages):

Total revenue	$205	to	$210
Billings	$210	to	$220
Non-GAAP gross margin	78%	to	80%
Non-GAAP sales and marketing	48%	to	50%
Non-GAAP research and development	15%	to	17%
Non-GAAP general and administrative	10%	to	12%
Interest and other income (expense)	$3	to	$4
Provision for income taxes	$2	to	$2.5
Non-GAAP diluted weighted-average shares outstanding	185	to	190
Capital expenditures	$15	to	$20

▪	Fiscal year ending January 31, 2020 (in millions, except percentages):

Total revenue	$910	to	$915
Billings	$1,010	to	$1,030
Non-GAAP gross margin	78%	to	80%
Non-GAAP sales and marketing	48%	to	50%
Non-GAAP research and development	15%	to	17%
Non-GAAP general and administrative	10%	to	12%
Interest and other income (expense)	$12	to	$16
Provision for income taxes	$8	to	$10
Non-GAAP diluted weighted-average shares outstanding	190	to	195
Capital expenditures	$60	to	$70

The company has not reconciled its expectations of non-GAAP financial measures to the corresponding GAAP measures because stock-based compensation expense cannot be reasonably calculated or predicted at this time. Accordingly, a reconciliation is not available without unreasonable effort.

Webcast Conference Call Information

The company will host a conference call on March 14, 2019 at 1:30 p.m. PT (4:30 p.m. ET) to discuss its financial results. A live webcast of the event will be available on the DocuSign Investor Relations website at docusign.com/investors. A live dial-in will be available domestically at 877-407-0784 or internationally at 201-689-8560. A replay will be available domestically at 844-512-2921 or internationally at 412-317-6671 until midnight (ET) March 28, 2019, using the passcode 13687713.

About DocuSign

DocuSign (Nasdaq: DOCU) helps organizations connect and automate how they prepare, sign, act on, and manage agreements. As part of its cloud-based System of Agreement Platform, DocuSign offers eSignature—the world’s #1 way to sign electronically on practically any device, from almost anywhere, at any time. Today, over 475,000 customers and hundreds of millions of users in over 180 countries use DocuSign to accelerate the process of doing business and simplify people’s lives.

Investor Relations:
Annie Leschin
VP Investor Relations
investors@docusign.com

Media Relations:
Adrian Wainwright
Head of Communications
media@docusign.com

Forward-Looking Statements

This press release contains “forward-looking” statements that are based on our management’s beliefs and assumptions and on information currently available to management. Forward-looking statements include statements about expected financial metrics, such as revenue, billings, non-GAAP gross margin, non-GAAP diluted weighted-average shares outstanding, and non-financial metrics, such as customer growth, as well as statements related to the benefits of the acquisition of SpringCM and our ability to develop our System of Agreement platform, collaborate with partners and deliver product innovation. They also include statements about our possible or assumed business strategies, potential growth opportunities, new products and potential market opportunities.

Forward-looking statements include all statements that are not historical facts and can be identified by terms such as “believe,” “could,” “potential,” “will,” “would” or similar expressions and the negatives of those terms. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These risks include, but are not limited to, risks and uncertainties related to: our ability to successfully integrate SpringCM's operations; our ability to sustain and manage our growth and future expenses, achieve and maintain future profitability, attract new customers and maintain and expand our existing customer base; our ability to scale and update our platform to respond to customers’ needs, rapid technological change and increased competition in our market; our ability to compete effectively, expand our operations and increase adoption of our platform internationally; our ability to pay off our convertible senior notes when due; our ability to successfully defend assertions by third parties that we violate their intellectual property rights; and our ability to respond to a network or data security incident that allows unauthorized access to our network or data or our customers’ data. Additional risks and uncertainties that could affect our financial results are included in the section titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our quarterly report on Form 10-Q for the quarter ended October 31, 2018 and other filings that we make from time to time with the SEC. In addition, any forward-looking statements contained in this press release are based on assumptions that we believe to be reasonable as of this date. Except as required by law, we assume no obligation to update these forward-looking statements, or to update the reasons if actual results differ materially from those anticipated in the forward-looking statements.

Non-GAAP Financial Measures and Other Key Metrics

To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use certain non-GAAP financial measures, as described below, to understand and evaluate our core operating performance. These non-GAAP financial measures, which may be different than similarly-titled measures used by other companies, are presented to enhance investors’ overall understanding of our financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We believe that these non-GAAP financial measures provide useful information about our financial performance, enhance the overall understanding of our past performance and future prospects, and allow for greater transparency with respect to important metrics used by our management for financial and operational decision-making. We are presenting these non-GAAP measures to assist investors in seeing our financial performance using a management view, and because we believe that these measures provide an additional tool for investors to use in comparing our core financial performance over multiple periods with other companies in our industry.

Non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP income (loss) from operations, non-GAAP operating margin, non-GAAP net income (loss) and non-GAAP net income (loss) per share: We define these non-GAAP financial measures as the respective GAAP measures, excluding expenses related to stock-based compensation, employer payroll tax on employee stock transactions, amortization of acquisition-related intangibles, amortization of debt discount and issuance costs from our convertible senior notes issued in September 2018, acquisition-related expenses, partial releases of valuation allowance due to acquisition, and, as applicable, other special items. The amount of employer payroll tax-related items on employee stock transactions is dependent on our stock price and other factors that are beyond our control and do not correlate to the operation of the business. Costs associated with acquisitions include legal, accounting, other professional fees and other non-recurring costs. We believe it is useful to exclude these expenses in order to better understand the long-term performance of our core business and to facilitate comparison of our results to those of peer companies and over multiple periods.

Free cash flows: We define free cash flow as net cash provided by (used in) operating activities less purchases of property and equipment. We believe free cash flow is an important liquidity measure of the cash (if any) that is available, after purchases of property and equipment, for operational expenses, investment in our business, and to make acquisitions. Free cash flow is useful to investors as a liquidity measure because it measures our ability to generate or use cash in excess of our capital investments in property and equipment. Once our business needs and obligations are met, cash can be used to maintain a strong balance sheet and invest in future growth.

Billings: We define billings as total revenues plus the change in our contract liabilities and refund liability less contract assets and unbilled accounts receivable in a given period. Billings reflects sales to new customers plus subscription renewals and additional sales to existing customers. Only amounts invoiced to a customer in a given period are included in billings. We believe billings is a key metric to measure our periodic performance. Given that most of our customers pay in annual installments one year in advance, but we typically recognize a majority of the related revenue ratably over time, we use billings to measure and monitor our ability to provide our business with the working capital generated by upfront payments from our customers.

For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measure, please see “Reconciliation of GAAP to Non-GAAP Financial Measures” below.

DOCUSIGN, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended January 31,		Year Ended January 31,
(in thousands, except per share data)	2019	2018	2019	2018
Revenue:
Subscription	$187,572	$137,276	$663,657	$484,581
Professional services and other	12,160	11,598	37,312	33,923
Total revenue	199,732	148,874	700,969	518,504
Cost of revenue:
Subscription	33,560	22,166	117,764	83,834
Professional services and other	19,133	9,309	74,657	34,439
Total cost of revenue	52,693	31,475	192,421	118,273
Gross profit	147,039	117,399	508,548	400,231
Operating expenses:
Sales and marketing	127,691	74,630	539,606	277,930
Research and development	42,921	23,431	185,968	92,428
General and administrative	39,055	25,603	209,297	81,526
Total expenses	209,667	123,664	934,871	451,884
Loss from operations	(62,628)	(6,265)	(426,323)	(51,653)
Interest expense	(7,101)	(150)	(10,844)	(624)
Interest income and other income, net	4,794	2,436	8,959	3,135
Loss before provision for (benefit from) income taxes	(64,935)	(3,979)	(428,208)	(49,142)
Provision for (benefit from) income taxes	1,309	2,373	(1,750)	3,134
Net loss	$(66,244)	$(6,352)	$(426,458)	$(52,276)
Net loss per share attributable to common stockholders, basic and diluted	$(0.40)	$(0.20)	$(3.16)	$(1.66)
Weighted-average number of shares used in computing net loss per share attributable to common stockholders, basic and diluted	167,269	34,339	135,163	32,294

Stock-based compensation expense included in costs and expenses:
Cost of revenue—subscription	$2,241	$214	$16,182	$911
Cost of revenue—professional services	3,413	234	25,858	976
Sales and marketing	20,505	1,839	172,115	9,386
Research and development	9,562	1,175	74,108	4,896
General and administrative	13,550	2,772	122,715	13,578

DOCUSIGN, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(in thousands, except share and per share data)	January 31, 2019	January 31, 2018
Assets
Current assets
Cash and cash equivalents	$517,811	$256,867
Investments	251,203	—
Restricted cash	367	569
Accounts receivable	174,548	123,750
Contract assets—current	10,616	14,260
Prepaid expense and other current assets	29,976	23,349
Total current assets	984,521	418,795
Investments—noncurrent	164,220	—
Property and equipment, net	75,832	63,019
Goodwill	195,225	37,306
Intangible assets, net	74,203	14,148
Deferred contract acquisition costs—noncurrent	112,583	75,535
Other assets—noncurrent	8,833	11,170
Total assets	$1,615,417	$619,973
Liabilities, Redeemable Convertible Preferred Stock and Stockholders’ Equity (Deficit)
Current liabilities
Accounts payable	$19,590	$23,713
Accrued expenses	21,755	15,734
Accrued compensation	77,553	50,852
Contract liabilities—current	381,060	270,188
Deferred rent—current	2,452	1,758
Other liabilities—current	13,903	11,574
Total current liabilities	516,313	373,819
Convertible senior notes, net	438,932	—
Contract liabilities—noncurrent	7,712	7,736
Deferred rent—noncurrent	24,195	23,044
Deferred tax liability—noncurrent	4,207	2,511
Other liabilities—noncurrent	9,696	4,010
Total liabilities	1,001,055	411,120
Redeemable convertible preferred stock	—	547,501
Stockholders’ equity (deficit)
Common stock	17	4
Additional paid-in capital	1,545,088	160,265
Accumulated other comprehensive (loss) income	(1,965)	3,403
Accumulated deficit	(928,778)	(502,320)
Total stockholders’ equity (deficit)	614,362	(338,648)
Total liabilities, redeemable convertible preferred stock, and stockholders’ equity (deficit)	$1,615,417	$619,973

DOCUSIGN, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended January 31,		Year Ended January 31,
(in thousands)	2019	2018	2019	2018
Cash flows from operating activities:
Net loss	$(66,244)	$(6,352)	$(426,458)	$(52,276)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	12,003	8,047	38,027	31,750
Amortization of deferred contract acquisition and fulfillment costs	12,223	8,355	42,112	30,377
Amortization of debt discount and transaction costs	6,360	—	9,507	—
Stock-based compensation expense	49,271	6,234	410,978	29,747
Deferred income taxes	2,346	(1,054)	(5,001)	(996)
Other	2,879	(1,856)	800	(1,877)
Changes in operating assets and liabilities
Accounts receivable	(43,937)	(41,039)	(42,571)	(28,077)
Contract assets	1,430	(4,621)	4,204	(6,934)
Prepaid expenses and other current assets	(900)	2,621	(3,283)	(1,507)
Deferred contract acquisition and fulfillment costs	(28,324)	(20,756)	(80,869)	(52,978)
Other assets	656	(1,271)	2,658	(1,604)
Accounts payable	(1,390)	8,409	(7,380)	2,864
Accrued expenses	604	4,774	4,214	5,992
Accrued compensation	23,868	10,921	26,039	9,168
Contract liabilities	65,018	57,329	100,874	87,774
Deferred rent	1,568	6	1,845	(168)
Other liabilities	(3,294)	2,213	390	3,724
Net cash provided by operating activities	34,137	31,960	76,086	54,979
Cash flows from investing activities:
Cash paid for acquisition, net of acquired cash	—	(299)	(218,779)	(299)
Purchases of investments	(415,132)	—	(415,132)	—
Purchases of property and equipment	(11,317)	(3,237)	(30,413)	(18,929)
Proceeds from sale of business held for sale	—	—	—	467
Net cash used in investing activities	(426,449)	(3,536)	(664,324)	(18,761)
Cash flows from financing activities:
Proceeds from issuance of convertible senior notes, net of initial purchasers' discounts and transaction costs	—	—	560,756	—
Purchase of capped calls related to issuance of convertible senior notes	—	—	(67,563)	—
Proceeds from issuance of common stock in initial public offering, net of underwriting commissions	—	—	529,305	—
Payment of tax withholding obligation on RSU settlement	(215,332)	—	(215,332)	—
Proceeds from the exercise of stock options	34,846	4,487	50,211	26,433
Payment of deferred offering costs	(319)	(315)	(4,011)	(315)
Payment of holdback on prior acquisition	(250)	—	(250)	(390)
Net cash provided by financing activities	(181,055)	4,172	853,116	25,728
Effect of foreign exchange on cash, cash equivalents and restricted cash	(2,955)	2,674	(4,136)	4,246
Net increase in cash, cash equivalents and restricted cash	(576,322)	35,270	260,742	66,192
Cash, cash equivalents and restricted cash at beginning of period	1,094,500	222,166	257,436	191,244
Cash, cash equivalents and restricted cash at end of period	$518,178	$257,436	$518,178	$257,436

DOCUSIGN, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Unaudited)

Reconciliation of gross profit and gross margin:

	Three Months Ended January 31,		Year Ended January 31,
(in thousands)	2019	2018	2019	2018
GAAP gross profit	$147,039	$117,399	$508,548	$400,231
Add: Stock-based compensation	5,654	448	42,040	1,887
Add: Amortization of acquisition-related intangibles	1,778	1,714	6,081	6,793
Add: Employer payroll tax on employee stock transactions	1,949	—	1,949	—
Add: Acquisition-related expenses	—	—	108	—
Non-GAAP gross profit	$156,420	$119,561	$558,726	$408,911
GAAP gross margin	74%	79%	73%	77%
Non-GAAP adjustments	4%	1%	7%	2%
Non-GAAP gross margin	78%	80%	80%	79%

GAAP subscription gross profit	$154,012	$115,110	$545,893	$400,747
Add: Stock-based compensation	2,241	214	16,182	911
Add: Amortization of acquisition-related intangibles	1,778	1,714	6,081	6,793
Add: Employer payroll tax on employee stock transactions	830	—	830	—
Non-GAAP subscription gross profit	$158,861	$117,038	$568,986	$408,451
GAAP subscription gross margin	82%	84%	82%	83%
Non-GAAP adjustments	3%	1%	4%	1%
Non-GAAP subscription gross margin	85%	85%	86%	84%

GAAP professional services and other gross profit (loss)	$(6,973)	$2,289	$(37,345)	$(516)
Add: Stock-based compensation	3,413	234	25,858	976
Add: Acquisition-related expenses	—	—	108	—
Add: Employer payroll tax on employee stock transactions	1,119	—	1,119	—
Non-GAAP professional services and other gross profit (loss)	$(2,441)	$2,523	$(10,260)	$460
GAAP professional services and other gross margin	(57)%	20%	(100)%	(2)%
Non-GAAP adjustments	37%	2%	73%	3%
Non-GAAP professional services and other gross margin	(20)%	22%	(27)%	1%

Reconciliation of operating expenses:

	Three Months Ended January 31,		Year Ended January 31,
(in thousands)	2019	2018	2019	2018
GAAP sales and marketing	$127,691	$74,630	$539,606	$277,930
Less: Stock-based compensation	(20,505)	(1,839)	(172,115)	(9,386)
Less: Amortization of acquisition-related intangibles	(3,234)	(730)	(7,021)	(3,250)
Less: Employer payroll tax on employee stock transactions	(8,051)	—	(8,051)	—
Less: Acquisition-related expenses	—	—	(68)	—
Non-GAAP sales and marketing	$95,901	$72,061	$352,351	$265,294
GAAP sales and marketing as a percentage of revenue	64%	50%	77%	53%
Non-GAAP sales and marketing as a percentage of revenue	48%	48%	50%	51%

GAAP research and development	$42,921	$23,431	$185,968	$92,428
Less: Stock-based compensation	(9,562)	(1,175)	(74,108)	(4,896)
Less: Employer payroll tax on employee stock transactions	(2,246)	—	(2,246)	—
Less: Acquisition-related expenses	—	—	(302)	—
Non-GAAP research and development	$31,113	$22,256	$109,312	$87,532
GAAP research and development as a percentage of revenue	21%	16%	27%	18%
Non-GAAP research and development as a percentage of revenue	16%	15%	16%	17%

GAAP general and administrative	$39,055	$25,603	$209,297	$81,526
Less: Stock-based compensation	(13,550)	(2,772)	(122,715)	(13,578)
Less: Employer payroll tax on employee stock transactions	(3,411)	—	(3,411)	—
Less: Acquisition-related expenses	—	—	(1,290)	—
Non-GAAP general and administrative	$22,094	$22,831	$81,881	$67,948
GAAP general and administrative as a percentage of revenue	20%	17%	30%	16%
Non-GAAP general and administrative as a percentage of revenue	11%	15%	12%	13%

Reconciliation of income (loss) from operations and operating margin:

	Three Months Ended January 31,		Year Ended January 31,
(in thousands)	2019	2018	2019	2018
GAAP loss from operations	$(62,628)	$(6,265)	$(426,323)	$(51,653)
Add: Stock-based compensation	49,271	6,234	410,978	29,747
Add: Amortization of acquisition-related intangibles	5,012	2,444	13,102	10,043
Add: Employer payroll tax on employee stock transactions	15,657	—	15,657	—
Add: Acquisition-related expenses	—	—	1,768	—
Non-GAAP income (loss) from operations	$7,312	$2,413	$15,182	$(11,863)
GAAP operating margin	(31)%	(4)%	(61)%	(10)%
Non-GAAP adjustments	35%	6%	63%	8%
Non-GAAP operating margin (loss)	4%	2%	2%	(2)%

Reconciliation of net income (loss) and net income (loss) per share, basic and diluted:

	Three Months Ended January 31,		Year Ended January 31,
(in thousands, except per share data)	2019	2018	2019	2018
GAAP net loss	$(66,244)	$(6,352)	$(426,458)	$(52,276)
Add: Stock-based compensation	49,271	6,234	410,978	29,747
Add: Amortization of acquisition-related intangibles	5,012	2,444	13,102	10,043
Add: Employer payroll tax on employee stock transactions	15,657	—	15,657	—
Add: Acquisition-related expenses	—	—	1,839	—
Add: Amortization of debt discount and issuance costs	6,360	—	9,507	—
Less: Tax effect from the SpringCM acquisition(1)	289	—	(7,080)	—
Non-GAAP net income (loss)	$10,345	$2,326	$17,545	$(12,486)

Numerator:
Non-GAAP net income (loss)	$10,345	$2,326	$17,545	$(12,486)
Less: preferred stock accretion	—	(364)	(353)	(1,461)
Less: net income allocated to participating securities	—	(1,462)	(2,636)	—
Non-GAAP net income (loss) attributable to common stockholders	$10,345	$500	$14,556	$(13,947)

Denominator:
Weighted-average common shares outstanding, basic	167,269	34,339	135,163	32,294
Effect of dilutive securities	20,390	8,087	23,513	—
Non-GAAP weighted-average common shares outstanding, diluted	187,659	42,426	158,676	32,294

GAAP net loss per share, basic and diluted	$(0.40)	$(0.20)	$(3.16)	$(1.66)
Non-GAAP net income (loss) per share, basic	0.06	0.01	0.11	(0.43)
Non-GAAP net income (loss) per share, diluted	0.06	0.01	0.09	(0.43)

(1)	Represents a tax benefit related to the release of a portion of our deferred tax asset valuation allowance resulting from the SpringCM Acquisition.

Computation of free cash flow:

	Three Months Ended January 31,		Year Ended January 31,
(in thousands)	2019	2018	2019	2018
Net cash provided by operating activities	$34,137	$31,960	$76,086	$54,979
Less: purchase of property and equipment	(11,317)	(3,237)	(30,413)	(18,929)
Non-GAAP free cash flow	$22,820	$28,723	$45,673	$36,050

Net cash provided by operating activities for the fourth quarter of fiscal 2019 includes a payment of $14.4 million of the employer payroll taxes related primarily to the release of RSUs in connection with our IPO. There were no such cash outflows in prior periods.

Computation of billings:

	Three Months Ended January 31,		Year Ended January 31,
(in thousands)	2019	2018	2019	2018
Revenue	$199,732	$148,874	$700,969	$518,504
Add: Contract liabilities and refund liability, end of period	390,887	282,943	390,887	282,943
Less: Contract liabilities and refund liability, beginning of period	(330,060)	(226,836)	(282,943)	(195,501)
Add: Contract assets and unbilled accounts receivable, beginning of period	15,229	12,678	16,899	10,095
Less: Contract assets and unbilled accounts receivable, end of period	(13,436)	(16,899)	(13,436)	(16,899)
Less: Contract liabilities and refund liability contributed by the acquisition of SpringCM	—	—	(11,002)	—
Non-GAAP billings	$262,352	$200,760	$801,374	$599,142